UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas		78682
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Denali Intermediate Inc. (“Denali Intermediate”), Dell Inc. (“Dell”), Dell International L.L.C. (“Dell International”), and EMC Corporation (“EMC,” and together with Denali Intermediate, Dell, and Dell International, the “Credit Parties”), each a direct or indirect wholly-owned subsidiary of Dell Technologies Inc. (“Dell Technologies”), are party to a credit agreement (as amended, supplemented and otherwise modified from time to time, the “Senior Secured Credit Agreement”) dated as of September 7, 2016 with Credit Suisse AG, Cayman Islands Branch, as term loan B administrative agent and as collateral agent, JPMorgan Chase Bank, N.A., as term loan A / revolver administrative agent and swingline lender, and certain other financial institutions as agents, issuing banks and/or lenders, pursuant to which Dell International and EMC are the borrowers.

On December 20, 2018, the Credit Parties entered into a fourth amendment to the Senior Secured Credit Agreement (the “Fourth Amendment”) to (1) increase the aggregate revolving commitments available under the Senior Secured Credit Agreement by $1,170 million to $4,500 million, (2) obtain a new senior secured term loan A-4 facility consisting of an aggregate principal amount of $1,650 million term A-4 loans maturing on December 20, 2023 (the “Term A-4 Loans”) and (3) obtain a new senior secured term loan A-5 facility consisting of an aggregate principal amount of $5,000 million term A-5 loans, of which $2,016 million was drawn on December 21, 2018, after being reduced on a dollar for dollar basis by the net proceeds of the Term A-4 Loans and a margin loan, with an initial maturity date of the earlier of February 8, 2019 and the date on which the merger agreement in connection with the Class V Transaction (as defined in the Fourth Amendment) is terminated by Dell or any of its affiliates in accordance with its terms, subject to extension as described in the Fourth Amendment (the “Term A-5 Loans”). The aggregate principal amount of the Term A-5 Loans will be reduced on a dollar for dollar basis by the net proceeds of certain alternative financing. The Term A-4 Loans are subject to quarterly amortization payments in amounts set forth in the Fourth Amendment. The Term A-5 Loans have no amortization. Amounts outstanding under the Term A-4 Loans and Term A-5 Loans were drawn on December 20, 2018 and December 21, 2018, respectively.

The Term A-4 Loans will bear interest at LIBOR plus an applicable margin ranging from 1.25% to 2.00% or a base rate plus an applicable margin of 0.25% to 1.00%, in each case determined based on Dell’s public corporate credit rating from each of S&P and Moody’s in accordance with the pricing grid set forth in the Fourth Amendment. The Term A-5 Loans will bear interest at LIBOR plus an applicable margin of 1.75% or a base rate plus an applicable margin of 0.75%.

The borrowers will be required to prepay outstanding Term A-4 Loans and Term A-5 Loans, subject to certain exceptions, with a portion of certain excess cash flow, net cash proceeds of certain non-ordinary course asset sales or other dispositions of property, and net cash proceeds of certain debt not permitted to be incurred under the term loan facilities, in each case on terms substantially similar to the terms applicable to the senior secured term loan A-2 facility under the second refinancing amendment. In addition, the borrowers may voluntarily repay outstanding Term A-4 Loans and Term A-5 Loans at any time without premium or penalty.

Except as described in the foregoing, the Term A-4 Loans and Term A-5 Loans have substantially the same terms as the senior secured term loan A-2 facility under the second refinancing amendment to the Senior Secured Credit Agreement, which is described in Item 1.01 of the Current Report on Form 8-K filed on October 24, 2017 and was filed as Exhibit 10.1 thereto. The Senior Secured Credit Agreement contains customary events of default (including an event of default upon a change of control).

Proceeds from the Term A-4 Loans and Term A-5 Loans and proceeds from the margin loan financing in aggregate principal amount of $1,350 million, together with Dell Technologies’ pro rata portion of the special cash dividend to be paid by VMware, Inc. in connection with the Class V Transaction, and cash on hand at Dell Technologies and its subsidiaries, will be used to fund the aggregate cash consideration and the fees and expenses incurred in connection with the Class V Transaction. Any excess proceeds of the Term A-4 Loans are expected to be used for general corporate purposes. If the Class V Transaction is not completed, the borrowers intend to repay all outstanding Term A-4 Loans and Term A-5 Loans.

Certain of the lenders, agents, issuing banks and/or their affiliates have provided Dell Technologies and its affiliates with financial advisory, commercial banking and investment banking services.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Senior Secured Credit Agreement is described in Item 1.01 of the Current Report on Form 8-K filed on September 9, 2016 and was filed as Exhibit 10.1 thereto. The first refinancing and incremental facility amendment to the Senior Secured Credit Agreement is described in Item 1.01 of the Current Report on Form 8-K filed on March 8, 2017 and was filed as Exhibit 10.1 thereto. The second refinancing amendment and the third refinancing amendment to the Senior Secured Credit Agreement are described in Item 1.01 of the Current Report on Form 8-K filed on October 24, 2017 and were filed as Exhibit 10.1 and Exhibit 10.2 thereto, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Fourth Amendment, dated as of December 20, 2018, among Denali Intermediate Inc., Dell Inc., Dell International L.L.C., EMC Corporation, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2018	Dell Technologies Inc.

	By:	/s/ Janet Bawcom
Janet Bawcom
Senior Vice President and Assistant Secretary
(Duly Authorized Officer)